Exhibit 10.5
March 2, 2022

Mr. Jeffrey T. Welch
c/o Red Rock Resorts, Inc.
1505 South Pavilion Center Drive
Las Vegas Nevada 89135

Re: Employment Agreement dated May 25, 2017 by and among Station Casinos LLC, Red Rock Resorts, Inc. and Jeffrey T. Welch (the “Employment Agreement”).

This letter (this “Letter”) serves as confirmation that the Term of Employment (as defined in Section 2.2 of the Employment Agreement) is hereby amended as follows:
“2.2 Term of Employment. The Term of Employment shall commence on June 21, 2017 or, if later, the first day thereafter that the Executive shall no longer be employed by his prior employer (such date on which the Executive actually commences employment with the Company, the "Effective Date") and, unless earlier terminated pursuant to the provisions of this Agreement, shall terminate upon the close of business on the day immediately preceding the fifth anniversary of March 2, 2022.”

Aside from this, the Employment Agreement shall remain in full force and effect, with current compensation levels deemed to be reflected therein.

IN WITNESS WHEREOF, the undersigned have executed this Letter as of March 5, 2022.

Station Casinos LLC

By: /s/ Stephen L. Cootey
Name: Stephen L. Cootey
Title: EVP, CFO & Treasurer

Red Rock Resorts, Inc. (for itself and on behalf of Station Holdco LLC)

By: /s/ Stephen L. Cootey
Name: Stephen L. Cootey
Title: EVP, CFO & Treasurer

Jeffrey T. Welch

/s/ Jeffrey T. Welch